EXHIBIT 99.2



LOGO

Contact:    Niagara Corporation
            Michael Scharf, CEO
            (212) 317-1000

                          FOR IMMEDIATE RELEASE

NIAGARA CORPORATION
WARRANTS EXERCISED -
COMPANY RECEIVES $33.2 MILLION

      New York, December 18, 1997 - Niagara Corporation (NASDAQ:NIAG) announced today that nearly 100% of its Warrants were exercised by the redemption date of Thursday, December 11. Niagara received approximately $ 33.2 million in gross proceeds.

      Each of the Warrants entitled the holder to purchase one share of Niagara Common Stock at an exercise price of $ 5.50.
 .
      In commenting on the success of the Warrant exercise, Michael Scharf, Chairman and CEO of Niagara, stated, "We are extremely gratified that virtually 100% of our Warrants were exercised, thereby greatly strengthening our company financially. We have already prepaid, at 107%, our entire $ 20,000,000 issue of 12.5% Senior Subordinated Notes. The significant additional equity should assist us in implementing our strategy of growth in the cold finished bar business and in other specialty metals businesses."

      Niagara is the largest independent cold finished bar producer in the United States with facilities in Buffalo, New York; Chattanooga, Tennessee; Hammond and Griffith Indiana; and Midlothian, Texas.